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                                                                     Exhibit 5.1

                              WINSTON & STRAWN LLP
                               35 West Wacker Dr.
                               Chicago, IL 60601


                                 July 2, 2004

Kanbay International, Inc.
6400 Shafer Court, Suite 100
Rosemont, IL  60018

     Re: Form S-1 Registration Statement (Registration No. 333-113495)

Ladies and Gentleman:

     This opinion is being delivered by us, as counsel to Kanbay International, Inc., a Delaware corporation (the "Company"), in connection with the Company's Form S-1 Registration Statement (Registration No. 333-113495) initially filed with the Securities and Exchange Commission (the "Commission") on March 11, 2004 (as amended through the date hereof, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of the offer and sale of up to 8,222,500 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), which may be offered by the Company and certain selling stockholders pursuant to the Registration Statement, including (i) 5,362,500 shares (the "Primary Shares") of Common Stock, which may be offered by the Company pursuant to the Registration Statement, (ii) 1,787,500 shares of Common Stock, which may be offered by a selling stockholder pursuant to the Registration Statement, and (iii) 1,072,500 shares of Common Stock, which may be offered by certain other selling stockholders to cover over-allotments pursuant to the Registration Statement. This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

     In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

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Kanbay International, Inc.
July 2, 2004

     Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Primary Shares have been duly authorized by the requisite corporate action on the part of the Company and, when duly delivered against payment therefor, as contemplated by the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur. This opinion is being furnished solely for the Company's benefit in connection with the issuance, offer and sale of the Primary Shares and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                 Very truly yours,

                                                 /s/ Winston & Strawn LLP